       As filed with the Securities and Exchange Commission on June 30, 1998

                             Registration No.
                         SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C.  20549


                                      FORM S-8
                               REGISTRATION STATEMENT
                                       UNDER
                             THE SECURITIES ACT OF 1933


                                   Aurora Foods Inc.
               (Exact name of Registrant as specified in its charter)

                   Delaware                                94-3303521
        (State or other jurisdiction of                 (I.R.S. Employer
         incorporation or organization)                Identification No.)

           456 Montgomery Street, Suite 2200, San Francisco, CA 94104
             (Address of Principal Executive Offices)        (Zip Code)

                       Aurora Foods Inc. 1998 Incentive Plan
                              (Full title of the plan)

                                        and

                Aurora Foods Inc. 1998 Employee Stock Purchase Plan
                              (Full title of the plan)

                                   Ian R. Wilson
                               Chairman of the Board
                            and Chief Executive Officer

                                 Aurora Foods Inc.
                         456 Montgomery Street, Suite 2200
                              San Francisco, CA  94104
                      (Name and address of agent for service)

                                   (415) 982-3019
           (Telephone number, including area code, of agent for service)

                                      Copy to:
                                 Nancy Young, Esq.
                               Richards & O'Neil, LLP
                                  885 Third Avenue
                           New York, New York  10022-4873
                                   (212) 207-1200

                           CALCULATION OF REGISTRATION FEE



                                     Proposed        Proposed
Title of                             Maximum         Maximum
Securities      Amount               Offering        Aggregate      Amount of
to be           to be                Price           Offering       Registra-
Registered      Registered1          Per Share2      Price2         tion Fee

Common Stock,   3,500,000(3) shares  $23.00          $80,500,000    $23,748
par value
$.01 per share

Common Stock,     200,000(4) shares  $23.00          $ 4,600,000     $1,357
par value                                                           -------
$.01 per share                                                      -------
                                                                    $25,105
                                                      (Total Registration Fee)


                                        PART I

                 INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The document or documents containing the information specified in this
Part I are not required to be filed by Aurora Foods Inc. (the "Company") with the Securities and Exchange Commission.

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Company's 1998 Incentive Plan (the "1998 Incentive Plan") and the Company's 1998 Employee Stock Purchase Plan (the "1998 ESPP").

(2) The proposed maximum aggregate offering price, estimated solely for the purpose of calculating the registration fee, has been computed pursuant to Rule 457(h) promulgated under the Securities Act and is based on the Pre-Effective Amendment No. 4 to the Aurora Foods Inc. S-1 Registration Statement, dated June 23, 1998.

(3)  Represents shares issuable under the 1998 Incentive Plan.

(4)  Represents shares issuable under the 1998 ESPP.

Exchange Commission (the "Commission") as part of this Form S-8 Registration Statement (the "Registration Statement") pursuant to Rule 424 under the Securities Act.

                                       PART II

                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     Item 3.  Incorporation of Documents by Reference

     The following documents have been previously filed by the Company with the Commission and are incorporated in this Registration Statement by reference:

     a. The Company's latest prospectus filed pursuant to Rule 424(b) (and Rule 430(A) as referenced therein) that contains audited financial statements for the Company's latest fiscal year for which such statements have been filed, filed June 29, 1998.

     b. The Company has not filed reports pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since the end of the fiscal year covered by the registration document referred to in (a) above.

     c. The description of the Company's Common Stock contained in its Registration Statements on Form 8-A, each filed with the Commission on June 23, 1998.

     All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to such time as the Company files a post-effective amendment to this Registration Statement indicating that all securities offered hereby have been sold, or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

     Item 4.  Description of Securities

     Not applicable.

     Item 5.  Interests of Named Experts and Counsel

     Not applicable.

     Item 6.  Indemnification of Directors and Officers

     Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") permits the Company to indemnify any person who was or is a party or is threatened to be made party to a threatened, pending or completed administrative, investigative, civil or criminal action, suit or proceeding (other than an action by or in the right of the registrant in question) by reason of the fact that he is or was a director, officer, employee or agent of the registrant, or is or was serving at the request of the registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement he actually and reasonably incurred in connection with such an action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of such registrant (and, in the case of a criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful). In the case of an action by or in the right of the Company, he may not be indemnified in respect of any claim, issue or matter as to which he was adjudged liable to the Company unless and only to the extent that the court determines that he is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

     Article VI of the Company's By-Laws provides, among other things, that the Company shall indemnify, in the manner and to the fullest extent permitted by applicable law, any person (or the estate of any person) who was or is a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether or not by or in the right of the Company, and whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that such person is or was or has agreed to be a director or officer of the Company, or is or was serving at the request of the Company as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees and expenses), judgments, fines, penalties and amounts paid in settlement actually and reasonably incurred (and not otherwise recovered) by such person in connection with the investigation, preparation to defend or defense of such action, suit, claim or proceeding. To the extent and in the manner provided by applicable law, any such expenses may be paid by the Company in advance of the final disposition of such action, suit or proceeding even if such director or officer is alleged to have not met the applicable standard of conduct required under or is alleged to have committed conduct so that, if true, such director or officer would not be entitled to indemnification under said Article VI, upon receipt of an undertaking, which need not be secured, by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Company as authorized in said Article VI, provided, however, that the foregoing shall not require the Company to indemnify or advance expenses to any person in connection with any action, suit, proceeding, claim or counterclaim initiated by or on behalf of such person. Unless otherwise permitted by applicable law, the indemnification provided for in said Article VI shall be made only as authorized in the specific case upon a determination, made in the manner provided by applicable law, that indemnification of such director or officer has met the standards required by law. The Company may, to the fullest extent permitted by applicable law, purchase and maintain insurance on behalf of any person who is or was or has agreed to be a director or officer of the Company, or is or was serving at the request of the Company as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against any liability which may be asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Company would have the power to indemnify him against such liability under applicable law.
The indemnification and advancement of expenses provided for in said Article VI shall not be deemed to limit the right of the Company to indemnify or make advances to any other such person for any expenses (including attorneys' fees and expenses), judgments, fines or other amounts to the fullest extent permitted by applicable law, nor shall they be deemed exclusive of any other rights to which any such person seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall inure to the benefit of the heirs and legal representatives of such person. Any repeal or modification of said Article VI or any repeal or modification of relevant provisions of the DGCL or any other applicable laws shall not in any way diminish any rights to indemnification of such director or officer with respect to any acts or omissions by such person occurring prior to such repeal or modification, or the obligations of the Company arising hereunder. If said
Article VI or any portion thereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless
(i) indemnify each director or officer of the Company as to costs, charges and expenses (including attorneys' fees and expenses), judgments, fines and amounts paid in settlement with respect to any proceeding and (ii) advance expenses (including attorneys' fees and expenses), in each case to the fullest extent permitted by any applicable portion of said Article VI that shall not have been invalidated and to the full extent permitted by applicable law.

     Articles Eighth and Ninth of the Certificate of Incorporation of the Company provide that the Company's officers and directors shall not be liable to the Company except in certain circumstances and that the Company shall indemnify the officers and directors of the Company except in certain circumstances.

     The Company and each of its directors and the Chief Financial Officer of the Company have each entered into an indemnification agreement pursuant to which the Company indemnifies such person to the fullest extent permitted under its By-Laws providing, among other things, for the payment, in advance by the Company, of expenses incurred by any such person in connection with an investigation, preparation to defend or defense of an action, suit, claim or proceeding which arises by reason of the fact that such person agreed to be a director or an officer of the Company, as the case may be.

     The foregoing statements are subject to the detailed provisions of
Section 102(b)(7) of the DGCL, Articles Eighth and Ninth of the Certificate of Incorporation of the Company and Article VI of the By-Laws of the Company, as applicable.

     The Company maintains directors' and officers' liability insurance which insures against certain liabilities that directors and officers of the Company may incur in such capacities.

     Item 7.  Exemption from Registration Claimed

     Not Applicable.

     Item 8.  Exhibits

     The following exhibits are filed (except where otherwise indicated) as part of this Registration Statement:

Exhibit No.    Description

     4.1 Securityholders Agreement dated as of April 8, 1998, among the parties listed on Schedule A attached thereto (filed as Exhibit 4.2 to the Company's Registration Statement on the Pre-Effective Amendment No. 4 to Form S-1, Registration No. 333-50681, filed with the Commission on June 23, 1998 ("Amendment No. 4 to S-1"), and incorporated herein by reference).

     4.2 Aurora Foods Inc. 1998 Incentive Plan (filed as Exhibit 10.47 to the Amendment No. 4 to S-1 and incorporated herein by reference).

     4.3  Aurora Foods Inc. 1998 Employee Stock Purchase Plan (filed as
          Exhibit 10.2 to the Amendment No. 4 to S-1, and incorporated herein by reference).

     5.1 Opinion of Richards & O'Neil, LLP as to the legality of the securities being registered under the Company's 1998 Incentive Plan and the 1998 Employee Stock Purchase Plan.

    23.1  Consent of Price Waterhouse LLP.

    23.2  Consent of Price Waterhouse LLP.

    23.3  Consent of Price Waterhouse LLP.

    23.4  Consent of Deloitte & Touche LLP.

    23.5  Consent of Coopers & Lybrand LLP.

    23.6  Consent of Price Waterhouse LLP.

    23.7  Consent of Richards & O'Neil, LLP (included in Exhibit 5.1 hereto).

     Item 9.  Undertakings

     (a)  The Company hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

                    provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                      SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on this 30th day of June, 1998.

                                        AURORA FOODS INC.

                                        By:/s/ Ian R. Wilson
                                           -----------------
                                            Ian R. Wilson
                                            Chairman of the Board and
                                              Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signature               Title                                  Date

/s/ Ian R. Wilson       Chairman of the Board and              June 30, 1998
----------------------  Chief Executive Officer
Ian R. Wilson           (Principal Executive Officer)

/s/ James B. Ardrey     Vice Chairman and Director             June 30, 1998
----------------------
James B. Ardrey

/s/ M. Laurie Cummings  Chief Financial Officer and            June 30, 1998
----------------------  Secretary (Principal Financial
M. Laurie Cummings      Officer and Principal
                        Accounting Officer)

/s/ Clive Apsey         Director                               June 30, 1998
----------------------
Clive Apsey

/s/ Charles Ayres       Director                               June 30, 1998
----------------------
Charles Ayres

/s/ David E. De Leeuw   Director                               June 30, 1998
----------------------
David E. De Leeuw

/s/ Charles J. Delaney  Director                               June 30, 1998
----------------------
Charles J. Delaney


z



Signature               Title                                  Date

/s/ Richard C. Dresdale Director                               June 30, 1998
-----------------------
Richard C. Dresdale

/s/ Andrea Geisser      Director                               June 30, 1998
-----------------------
Andrea Geisser

/s/ Peter Lamm          Director                               June 30, 1998
-----------------------
Peter Lamm

/s/ Tyler T. Zachem     Director                               June 30, 1998
-----------------------
Tyler T. Zachem


                                    EXHIBIT INDEX


Exhibit No.    Description

     4.1 Securityholders Agreement, dated April 8, 1998, among the parties listed on Schedule A attached thereto (filed as Exhibit 4.2 to the Company's Registration Statement on the Pre-Effective Amendment No. 4 to Form S-1 ("Amendment No. 4 to S-1"), Registration No. 333-50681, filed with the Commission on June 23, 1998, and incorporated herein by reference).

     4.2 Aurora Foods Inc. 1998 Incentive Plan (filed as Exhibit 10.47 to the Amendment No. 4 to S-1, and incorporated herein by reference).

     4.3  Aurora Foods Inc. 1998 Employee Stock Purchase Plan (filed as
          Exhibit 10.2 to the Amendment No. 4 to S-1, and incorporated herein by reference).

     5.1 Opinion of Richards & O'Neil, LLP as to the legality of the securities being registered under the Company's 1998 Incentive Plan and the 1998 Employee Stock Purchase Plan.

    23.1  Consent of Price Waterhouse LLP.

    23.2  Consent of Price Waterhouse LLP.

    23.3  Consent of Price Waterhouse LLP.

    23.4  Consent of Deloitte & Touche LLP.

    23.5  Consent of Coopers & Lybrand LLP.

    23.6  Consent of Price Waterhouse LLP.

    23.7  Consent of Richards & O'Neil, LLP (included in Exhibit 5.1 hereto).